2016 RBC Capital Markets' Healthcare Conference

February 24, 2016







Forward Looking Statements

This presentation contains forward-looking statements, including PDL's expectations with respect to its future royalty revenues, expenses, net income, and cash provided by operating activities. Each of these forward-looking statements involves risks and uncertainties. Actual results may differ materially from those, express or implied, in these forward-looking statements. Factors that may cause differences between current expectations and actual results include, but are not limited to, the following:

- The expected rate of growth in royalty-bearing product sales by PDL's existing licensees;
- The ability of PDL's licensees to receive regulatory approvals to market and launch new royalty-bearing products and whether such products, if launched, will be commercially successful;
- Failure to acquire additional sources of revenues sufficient to continue operations;
- Competitive or market pressures on our licensees, borrowers and royalty counterparties;
- The productivity of acquired income generating assets may not fulfill our revenue forecasts and, if secured by collateral, we may be undersecured and unable to recuperate our capital expenditures in the transaction;
- Changes in any of the assumptions on which PDL's projected revenues are based;
- Changes in foreign currency rates;
- Positive or negative results in PDL's attempt to acquire income generating assets;
- The outcome of litigation or disputes; and
- The failure of licensees to comply with existing license agreements, including any failure to pay royalties due.

Other factors that may cause PDL's actual results to differ materially from those expressed or implied in the forward-looking statements in this presentation are discussed in PDL's filings with the SEC, including the "Risk Factors" sections of its annual and quarterly reports filed with the SEC. Copies of PDL's filings with the SEC may be obtained at the "Investors" section of PDL's website at www.pdl.com. PDL expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in PDL's expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based for any reason, except as required by law, even as new information becomes available or other events occur in the future. All forward-looking statements in this presentation are qualified in their entirety by this cautionary statement.

OVERVIEW OF PDL BIOPHARMA



Company Overview

- **PDL BioPharma, Inc. ("PDL" or the "Company") provides non-dilutive growth capital and financing solutions to late stage public and private healthcare companies.**
  - The Company offers immediate financial monetization of royalty streams to companies, academic institutions, and inventors.
  - The Company extends tailored debt facilities to companies.
  - The Company offers hybrid solutions to companies with repayment through debt and royalties.
- **PDL was an integrated biopharmaceutical company that pioneered humanization of monoclonal antibodies enabling treatments for cancer, immunologic and ophthalmologic diseases.**
  - The Company derives significant royalty revenue from these licenses expected through 1Q16 (Queen et al. patents).
- **PDL initiated a strategy of acquiring a diverse portfolio of new healthcare income generating assets in 2013 and has committed capital of approximately $1B to date.**
  - We continue to aggressively pursue new opportunities.
  - May include equity investments in commercial stage pharma companies.

Key Information

Ticker	PDLI (NASDAQ)
Location	Incline Village, Nevada
Employees	10
2015 Revenues	$590 million
2015 Expenses	$40 million
1Q16 Quarterly Dividend (Pay Date)	$0.05 /share on March 11
1Q16 Quarterly Dividend (Record Date)	March 4
2016 Dividend Policy	Quarterly; set in second month of each quarter
Total Deployed Capital To Date	~$937 million
4Q15 Cash Position	$219 million
Average Daily Volume	~2.3 million shares

Experienced Management Team

Name & Title	Background
John McLaughlin *President and CEO*	▪ Mr. McLaughlin was elected director of the Company in October 2008 when PDL spun off Facet Biotech Corp ▪ Previously Mr. McLaughlin was the CEO and Director of Anesiva Inc. from 2000 to 2008 and President of Tularik Inc., a biopharmaceutical company from 1997 to 1999 ▪ From September 1987 to December 1997, Mr. McLaughlin held a number of senior management positions at Genentech, including Executive Vice President ▪ Mr. McLaughlin received a BA from the University of Notre Dame and a JD from the Catholic University of America
Peter Garcia *VP and CFO*	▪ Mr. Garcia joined the Company in May, 2013. Prior to joining he was the CFO of BioTime Inc. from 2011 to 2013 ▪ Between the years of 1996 to 2011 Mr. Garcia served as the CFO of six biotech and high-tech companies, including Marina Biotech, Nanosys, Nuvelo, Novacept, IntraBiotics Pharmaceuticals and Dendreon Corporation ▪ From 1990 to 1996, Mr. Garcia held a number of senior finance positions at Amgen ▪ Mr. Garcia holds a BA in economics and sociology with honors from Stanford University and an MBA with an emphasis in finance and accounting from UCLA
Christopher Stone *VP and General Counsel*	▪ Mr. Stone joined PDL in February 2009. He has had more than 25 years of legal experience prior to the role ▪ Before joining Mr. Stone served as VP of Legal Affairs and Corporate Secretary at LS9, an advanced biofuels development company ▪ Mr. Stone has a BS in Biochemistry from the University of Massachusetts and a JD from the National Law Center at George Washington University
Danny Hart *VP Business Development*	▪ Mr. Hart joined PDL in January 2010 and focuses on the Company's investment activity by identifying, evaluating, structuring and completing the company's alternative, non-dilutive financing investments for late stage pharmaceutical, device and diagnostic companies ▪ Before joining, Mr. Hart worked for the law firms of Skadden, Arps and Hogan & Hartson ▪ Mr. Hart received his BA from the University of Washington in Seattle and his JD from Vanderbilt University Law School
Steffen Pietzke *Controller and Chief Accounting Officer*	▪ Mr. Pietzke joined the Company in July 2015. Prior to PDL he was a Senior Manager at Ernst & Young since 2013 ▪ He has more than 15 years of experience within the accounting industry and is highly regarded at these firms for his technical expertise and focus on specific complex areas such as revenue recognition, financial instruments, derivatives, and stock based compensation and public offerings ▪ Mr. Pietzke holds a BSc in Accounting with honors from the University of Applied Sciences in Offenburg, Germany and is a licensed CPA

PDL BioPharma

PDL BioPharma

INVESTMENT CRITERIA AND STRATEGY



Key Investment Criteria

- **Evaluates investments across the healthcare universe for attractive assets**
  - Drugs or medical devices with highly differentiated profile.
  - Agnostic as to therapeutic field.
  - Companies with existing or near-term revenues.

- **Structures**
  - Invests in royalty streams, high-return debt financings and tailored hybrid structures with royalty and debt elements.
  - Royalty streams are largely dependent on duration of exclusivity of product sales.
  - Debt financings are typically five year maturity and senior secured.

- **User Friendly**
  - Use creative, flexible structures to develop mutually beneficial solutions.

PDL BioPharma

CORPORATE DEVELOPMENTS



2016 Dividend Policy

- **Quarterly Declarations**
  - Moved from an annual declaration to a quarterly declaration.
  - Consistent with 99% of dividend paying public companies.
- **Amount**
  - Declared a 1Q16 dividend of $0.05/share with a record date of March 4, 2016 and a payment date of March 11, 2016 reduced from past years' quarterly dividend of $0.15/share.
  - 6.5% yield on an annualized basis, one of the highest yields among healthcare companies.
- **Why**
  - Significantly reduced Queen et al royalties after 1Q16.
  - Less favorable conditions in the equity and debt markets represent more favorable conditions for PDL as a provider of alternative sources of capital.
    - 2016 and 2017 may represent the most favorable market conditions for PDL since it became a provider of alternative financing.
    - We are seeing more attractive assets, more potential deals and larger transactions.
  - Investing in this favorable environment while it exists can create greater shareholder value more quickly.

ASSET OVERVIEW



15 Income Generating Transactions

11 Current Investments

Type	Company	Amount	Date
Royalty Acquisition	AcelRx Pharmaceuticals, Inc.	$65,000,000	September 2015
Royalty Acquisition	ARIAD	Up to $200,000,000	July 2015
Senior Secured Financing	CareView Communications	$40,000,000	June 2015
Royalty Acquisition	University of Michigan	$65,600,000	November 2014
Royalty Acquisition	Viscogliosi Bros., LLC	$15,500,000	June 2014
Senior Secured Note Purchase	kaléo	$150,000,000	April 2014
Senior Secured Financing	Paradigm Spine	$75,000,000	February 2014
Senior Secured Financing	Direct Flow Medical, Inc.	$50,000,000	November 2013
Royalty Acquisition	Depomed	$240,500,000	October 2013
Senior Secured Financing	LENSAR	$60,000,000	October 2013
Royalty Transaction/ Senior Secured Financing	Wellstat Diagnostics, LLC	$44,000,000	November 2012

4 Matured Investments

Type	Company	Amount	Date
Royalty Transaction/ Senior Secured Financing*	Avinger	$40,000,000	April 2013
Senior Secured Financing	Durata Therapeutics	$70,000,000	October 2013
Royalty Transaction/ Senior Secured Financing	AxoGen	$20,800,000	October 2012
Senior Secured Financing	Merus Labs	$55,000,000	July 2012

$937MM deployed • $312MM committed during 2015 • ~ $1B committed to date

*Additional royalties owed to PDL.

PDL BioPharma

Acquired Income Generating Assets (1/2)

Entity	Structure	Technology	Deal Summary
AcelRx Pharmaceuticals, Inc.	Royalty	Combination drug (sufentanil microtablet) and device product used for the treatment of moderate to severe post-operative pain in the hospital setting.	▪ $65 million in exchange for 75 percent of the royalties AcelRx receives from Grünenthal as well as 80 percent of the first four commercial milestones subject to a capped amount.
ARIAD	Royalty	Iclusig kinase inhibitor whose primary target is BCR-ABL, an abnormal tyrosine kinase expressed in CML and Ph+ ALL.	▪ Up to $200M with $50M at signing, $50M at 12-month anniversary and up to an additional $100M at ARIAD's option between 6 and 12 months. 2.5% on Iclusig WW net sales from signing through 12 months; 5% from 12 months through 12/31/2018; 6.5% thereafter unless ARIAD draws in excess of $150M in which case 7.5%.
CareView Communications	Debt	Video system and virtual bed rails to passively monitor hospital patients at risk of falling.	▪ Up to $40M loan, of which the first tranche of $20M was funded on October 7, 2015 and the second tranche is payable upon attainment of a milestone by June 30, 2017. Each tranche has a five year maturity; first tranche pays interest at 13.5% and second tranche pays interest at 13.0%.
University of Michigan	Royalty	Cerdelga is an approved oral drug in US and EU for adult patients with Gaucher Disease type 1.	▪ PDL acquired 75% of the University of Michigan's royalty interest in Cerdelga until the expiration of the licensed patents in return for $65.6M.
VB Viscogliosi Bros., LLC	Royalty	PMA-approved spinal implant commercialized by Paradigm Spine.	▪ PDL acquired right to receive royalties on sales of spinal implant for $15.5M until PDL receives 2.3x its cash.
kaléo	Debt	Auvi-Q for delivery of epinephrine to treat severe allergic reactions, and EVZIO for delivery of naloxone for opioids overdose.	▪ $150M in notes backed by 100% of royalties on sales of Auvi-Q by Sanofi and 10% of net sales of EVZIO by Kaleo. The Notes pay interest at 13% with an expected final maturity in 2019.
Paradigm Spine	Debt	Coflex for treatment of spinal conditions.	▪ $54M in loans backed by most assets of Paradigm Spine. Interest rate is 13%. ▪ Paradigm Spine option for an additional $3 million to be drawn before June 30, 2016. ▪ Loans mature on February 14, 2019.

PDL BioPharma

Acquired Income Generating Assets (2/2)

Entity	Structure	Technology	Deal Summary
DIRECT FLOW MEDICAL INC.	Debt	Transcatheter aortic valve system to treat aortic stenosis with minimal risk of aortic regurgitation, a significant clinical complication.	▪ $35M loan at signing plus $15M loan funded in November 2014 and $5 million loan funded in January 2016, backed by most assets of Direct Flow. Initial interest rate was 15.5% on $35M, which declined to 13.5%. Loans mature on November 5, 2018.
Depomed	Royalty	Glumetza, Janumet XR, Invokana, Boehringer Ingelheim's fixed-dose combinations of drugs and extended-release metformin, LG Life Sciences' and Valeant Pharmaceuticals' extended-release metformin in Korea and Canada.	▪ PDL acquired royalties and milestones on sales of Type 2 diabetes products licensed by Depomed for $240.5M until PDL receives $481M after which payments will be shared evenly between PDL and Depomed. The agreement terminates on the later of October 2024 or when royalty payments are no longer due.
LENSAR	Debt	Femtosecond laser for cataract treatment which uses 3-D imaging and liquid interface for more accurate corneal incisions.	▪ $40M loan backed by most assets of Lensar was amended and restated as part of Alphaeon's acquisition of Lensar. Alphaeon assumed $42M of debt and issued 1.7 M of Alphaeon common stock as part of the amendment. The loan matures on December 15, 2020.
Wellstat Diagnostics, LLC	Hybrid royalty/debt	Development of point-of-care diagnostic system using electrochemical luminescence and assays.	▪ $44M hybrid debt-royalty structure royalty whereby return on the loans depends on whether date of repayment is on or after December 31, 2014, and is higher after this date. Upon commercialization of Wellstat's diagnostic systems or assay, PDL will receive a low double digit royalty on Wellstat Diagnostics' net revenues. PDL had advanced additional sums for operating expenses but is no longer doing so. Term can be as long as 2021.

PDL BioPharma

Concluded Transactions – Performance Overview

Entity	Structure	Technology	Deal Summary
MERUS LABS	Debt	Commercialization of Enablex, a treatment for overactive bladder, and Vancocin, an intravenous antibiotic.	▪ $55M of Notes backed by assets of Merus. ▪ In September 2013 Merus repaid PDL in full plus pre-payment fees.
AxoGen	Hybrid royalty/debt	Commercialization of Avance, nerve allograft to bridge severed nerves, and AxoGuard devices, to connect or protect the reconnection of severed nerves.	▪ In exchange for $20.8M, PDL received royalties in a hybrid royalty and debt transaction. ▪ Royalty rate was 9.95%. Eight-year term with PDL put at end of year 4 and AxoGen call in years 5 through 8. ▪ On November 12, 2014, AxoGen paid $30.3M to PDL which constituted full payment and PDL bought $1.75M worth of AxoGen stock.
DURATA THERAPEUTICS	Debt	Novel intravenous antibiotic, dalbavancin which is dosed twice for 30 minutes, initially and on day 8.	▪ $25M first tranche of loans and $15M second tranche of loans. ▪ The interest rate on first $25M was 14% which declined to 12.75% on $40M outstanding when $15M second tranches was drawn. ▪ On November 17, 2014, Durata repaid the $40M loan plus accrued interest, and prepayment fees and change of control fees.
AVINGER	Debt[1]	Ocelot, image guided catheter devices used to open totally occluded arteries in the legs, and development of Pantheris, image guided atherectomy device.	▪ In exchange for $20.0M, PDL received 12% interest on the Notes. ▪ In September 2015, PDL received ~$21.4 million as payment for principal, accrued interest and fees.

Deal	Transaction Date	Transaction Maturity Date	Total Committed Capital ($M)	Amount Invested ($M)	Cash Received by PDL ($M)	1x Cash Return	Cash Return (Money Multiple)	Pre-Taxed IRR (%)
Merus Labs	July-2012	9/25/2013	$55.0	$55.0	$60.6	1.2 yrs	1.1x	15.1%
Axogen	Oct-2012	11/13/2014	20.8	20.8	32.6	2.2	1.6	24.2%
Durata	Oct-2013	11/17/2014	70.0	40.0	46.4	1.0	1.2	20.5%
Avinger	April-2013	9/23/2015[2]	20.0	20.0	26.6	2.5	1.3	13.0%[3]
Total			**$165.8**	**$135.8**	**$166.2**	**1.7 yrs**	**1.3x**	**18.2%[4]**

1. Debt portion of royalty and debt hybrid transaction.
2. Maturity date for debt transaction only; excludes royalty income through 2018.
3. Avinger returns will be higher based upon continued royalty payments to be received through April 2018.
4. Based on weighted average of amount invested to date.

PDL BioPharma

Diverse Portfolio of Income Generating Deals

Transaction	Already Deployed*	Additional Committed*	Total of Deployed & Committed*	Deployed & Committed as Percent of Total	Optional or Milestoned Tranche*	Assets**	Counterparty
Debt							
Merus Labs	$ 55.0	$ -	$ 55.0	6%	$ -	2 drugs	Merus Labs
Durata	$ 40.0	$ -	$ 40.0	4%	$ -	1 drug	Durata
Avinger	$ 20.0	$ -	$ 20.0	2%	$ -	2 devices	Avinger
Lensar	$ 42.0	$ -	$ 42.0	4%	$ -	1 device and Alphaeon stock	Alphaeon
Direct Flow	$ 55.0	$ -	$ 55.0	6%	$ -	2 devices	Direct Flow
Paradigm Spine	$ 54.0	$ -	$ 54.0	5%	$ 3	1 device	Paradigm Spine
kaleo	$ 150.0	$ -	$ 150.0	15%	$ -	2 drug/device combos	kaleo
CareView	$ 20.0	$ -	$ 20.0	2%	$ 20	1 device	CareView
Royalty							
Depomed	$ 240.5	$ -	$ 240.5	24%	$ -	5 drugs	Depomed/Valeant/ Merck/ Janssen/ BI
VB	$ 15.5	$ -	$ 15.5	2%	$ -	same as Paradigm Spine	Paradigm Spine
Michigan	$ 65.6	$ -	$ 65.6	7%	$ -	1 drug	Genzyme/Sanofi
Ariad	$ 50.0	$ 50.0	$ 100.0	10%	$ 100	2 drugs	Ariad
AcelRx	$ 65.0	$ -	$ 65.0	7%	$ -	1 drug/device combo	Grünenthal
Hybrid							
AxoGen	$ 20.8	$ -	$ 20.8	2%	$ -	3 devices	AxoGen
Wellstat Diagnostics	$ 44.0	$ -	$ 44.0	4%	$ -	1 device, multiple assays, 2 drugs, land	Wellstat
Total	$ 937.4	$ 50.0	$ 987.4	100%	$ 123.0		

Concluded
On-Going

* $ in millions

**For debt deals, assets refers to collateral or guarantees.
For royalty deals, assets refer to the products on which royalties are calculated.

PDL BioPharma

Queen Royalty Overview

- **The Queen et al. patents cover methods and materials used in the manufacture of humanized monoclonal antibodies**
- **PDL's Queen et al. portfolio generates royalties paid from Genentech, Biogen, Novartis, and others**
  - Genentech, Biogen and Novartis generated more than $19B in world wide drug sales in 2014 derived from PDL's technology
- **Royalty revenue from Genentech anticipated through Q116**
- **Term and royalty rates**
  - Genentech Products (Avastin, Herceptin, Xolair, Perjeta and Kadcyla):
    - 2.125% of total sales regardless of site of manufacture or sale effective as of August 15, 2013
    - Royalties on Avastin, Herceptin, Xolair, Perjeta and Kadcyla through Q116 (on sales through Q415) based upon settlement agreement
    - Compares to blended global royalty rate on Genentech Products in 2013 of 1.9% under previous tiered and bifurcated (US made or sold vs. ex-US made and sold) royalty schedule
  - Tysabri:
    - Flat, low single-digit royalty
    - Royalty based upon product manufactured prior to Queen et al. patent expiry

PDL BioPharma

Approved Queen Licensed Products

Product	Licensee	Approved Indications
AVASTIN bevacizumab	Genentech (US) and Roche (ex-US)	▪ Metastatic colorectal cancer ▪ Advanced non-small cell lung cancer ▪ Renal cancer ▪ Metastatic HER2 – breast cancer ▪ Glioblastoma ▪ Ovarian cancer
Herceptin trastuzumab	Genentech (US) and Roche (ex-US)	▪ Metastatic HER2+ breast cancer ▪ Metastatic HER2+ stomach cancer
Xolair Omalizumab	Genentech (US) and Novartis (ex-US)	▪ Moderate to severe persistent allergic asthma ▪ First approved therapy designed to target the antibody IgE, a key underlying cause of the symptoms of allergy related asthma
TYSABRI (natalizumab)	Biogen	▪ Multiple Sclerosis (MS) in adult patients with relapsing forms of the disease ▪ Crohn's disease in adult patients with moderate-to-severe forms of the disease who have had an inadequate response to or are unable to tolerate conventional therapies
PERJETA pertuzumab	Genentech (US) and Roche (ex-US)	▪ Previously untreated HER2+ metastatic breast cancer ▪ Neoadjuvant treatment of HER2+ metastatic breast cancer
Kadcyla	Genentech (US) and Roche (ex-US)	▪ Second line metastatic HER2+ breast cancer ▪ First line in patients with metastatic HER2+ breast cancer with disease recurrence within 6 months of adjuvant treatment

Unapproved Queen Licensed Product – Term and Royalty Rates

Solanezumab

- Humanized antibody targeting beta amyloid, which is believed to cause Alzheimer's Disease, designed by PDL and being developed by Eli Lilly.

Previous Phase 3s: Mild & Moderate Alzheimer's Disease

- In 2012, Lilly reported that its initial Phase 3 trials in patients with mild and moderate Alzheimer's Disease did not slow disease progression.
  - Secondary analysis of patients with mild Alzheimer's Disease did show a slowing of disease progression.
- Since that trial, most experts believe that treatment should focus on patients with earlier stages of Alzheimer's Disease.
  - National Institutes of Health is studying solanezumab in patients with beta amyloid build up but no symptoms and patients with mild disease.
  - Biogen has also focused its trials on patients with earlier stages of the disease.
- On July 22, 2015, Lilly presented two year data from an extension of these two studies that utilized a delayed start analysis.
  - New data suggests that patients who started solanezumab earlier retained an advantage in cognition and daily function over those whose started later.
  - The difference persisted for two years.

Unapproved Queen Licensed Product – Term and Royalty Rates

New Phase 3: Mild Alzheimer's Disease

- Based on the results in its initial Phase 3 trials, Lilly commenced a new Phase 3 trial in patients with only mild Alzheimer's Disease in 2013.
- Study uses PET scans or similar screens to distinguish between patients with Alzheimer's Disease and those with dementia.
  - These screens enrich the study with patients who have Alzheimer's Disease which is important because dementia patients won't benefit from anti-beta amyloid treatment.
- Data expected in 4Q16 and filing for approval in 1H17 if data is positive.

PDL Know How Royalty

- PDL has a 2% know-how royalty on solanezumab which runs for 12.5 years from the date of its first sale.
- Recent survey of institutional investors suggests that, if approved, average peak sales in 2022 would be $6.2 billion with 60% of respondents suggesting a range of $5-8 billion.
  - $6.2 billion (peak in 2022) x 2% = $124 million royalty.

PDL BioPharma

PDL BioPharma

ASSET DEVELOPMENTS



Income Generating Assets (1/4)

- **Wellstat Diagnostics**
  - PDL has moved for summary judgment in New York state court to enforce guarantees related to non-Wellstat Diagnostics' assets.
  - We are expecting a decision soon.
- **Depomed**
  - In November, December and January, Valeant paid $5.3 million, $7.7 million and $13.1 million for royalties on net sales of Glumetza in October, November and December, respectively.
  - Much of the increase in the last payment is related to the recently taken price increases.
  - Because revenues are exceeding our internal models, even after the introduction of the first generic in February 2016, after consultation with an independent third party consultant that helps us forecast these revenues, we have increased the valuation of this asset by $13 million as reflected in our year-end 2015 financials.
  - PDL and Depomed are commencing a royalty audit on Glumetza royalties owed by Valeant.
- **Lensar**
  - Assets of Lensar acquired by Alphaeon.
  - $42 million loan to Lensar assumed by Alphaeon.
  - Alphaeon issued 1.7 million shares of common stock to PDL as part of transaction.

Income Generating Assets (2/4)

- **Direct Flow**
  - Hired Daniel Lemaitre as CEO, former CEO of CoreValve, one of the early pioneers in transcatheter aortic valves, which was sold to Medtronic.
  - Hired David Boyle as CFO, formerly CFO of AVI BioPharma, Bionovo and Salix.
  - Funded additional $5 million secured loan.
- **kaleo**
  - Sanofi voluntarily recalled Auvi-Q, for which kaleo receives royalty payments.
  - PDL received $9.5 million payment from kaleo, which was both timely and payment in full for amounts due in 4Q15. It included $4.6 million in principal and $4.9 million in interest payment due.
  - On February 18, 2016, PDL was advised that Sanofi and kaléo will terminate their license and development agreement later this year. At that time, all U.S. and Canadian commercial and manufacturing rights to Auvi-Q® will be returned to kaléo, and they intend to evaluate the timing and options for bringing Auvi-Q back to the market.
  - PDL entered into a secured note purchase agreement with Accel 300, a wholly-owned subsidiary of kaléo, which as of December 31, 2015, had a principal balance of $144.8 million due to PDL. An interest reserve account previously set up as part of the note agreement will substantially cover interest payments due to PDL through the end of the second quarter of 2016, and kaléo has indicated that it intends to make payments due to PDL under the note agreement until Auvi-Q is returned to the market.

Income Generating Assets (3/4)

ARIAD

- Data on ARIAD's second product, brigatinib, in a potentially pivotal trial in non small cell lung cancer, is expected at ASCO in summer of 2016.
  - This is a back up source of repayment for PDL.
- On January 8, 2016, ARIAD reported that it had filed for approval of Iclusig in Japan.
  - A percentage of Iclusig worldwide revenues are the primary source of repayment for PDL.

PDL BioPharma

Income Generating Assets (4/4)

- **Avastin**
  - On January 28, 2016, Genentech/Roche reported that 2015 worldwide sales were CHF 6.684 billion and increased by 9%.
- **Herceptin**
  - On January 28, 2016, Genentech/Roche reported that 2015 worldwide sales were CHF 6.538 billion and increased by 10%.
- **Xolair**
  - On January 28, 2016, Genentech/Roche reported that 2015 US sales were CHF 1.277 billion and increased by 25%.
  - On January 27, 2016, Novartis reported that 2015 ex-US sales were $755 million and increased by 14%.
- **Tysabri**
  - On January 27, 2016, Biogen reported that 2015 worldwide sales were $1.9 billion, down from $2 billion in 2014.
- **Perjeta**
  - On January 28, 2016, Genentech/Roche reported that 2015 worldwide sales were CHF 1.445 billion and increased by 61%.
- **Kadcyla**
  - On January 28, 2016, Genentech/Roche reported that 2015 worldwide sales were CHF 769 million and increased by 51%.
- **Solanezumab**
  - On January 5, 2016, Lilly re-affirmed that topline data from its Phase 3 trial in patients with mild Alzheimer's Disease is expected in late 2016.

FINANCIALS







Fourth Quarter Ended December 31, 2015 Overview

(In thousands, except per share amounts)	Three Months Ended December 31, 2015	Three Months Ended December 31, 2014	Twelve Months Ended December 31, 2015	Twelve Months Ended December 31, 2014
Royalties from Queen et al. patents	$ 121,240	$ 131,880	$ 485,156	$ 486,888
Royalty rights - change in fair value	49,069	(28,065)	68,367	45,742
Interest revenue	7,606	13,260	36,202	48,020
License and other	143	-	723	575
Total revenues	178,058	117,075	590,448	581,225
G&A expenses	12,545	17,726	36,090	34,914
Loss on extinguishment of notes receivable	3,979	-	3,979	-
Total operating expenses	16,524	17,726	40,069	34,914
Operating income	161,534	99,349	550,379	546,311
Interest and other income, net	74	108	368	315
Interest expense	(5,349)	(9,441)	(27,059)	(39,211)
Loss on extinguishment of debt	6,450	-	6,450	(6,143)
Income before income taxes	162,709	90,016	530,138	501,272
Income tax expense	62,135	34,945	197,343	179,028
Net income	$ 100,574	$ 55,071	$ 332,795	$ 322,244
Net income per share - Basic	$ 0.61	$ 0.34	$ 2.04	$ 2.00
Net income per share - Diluted	$ 0.61	$ 0.32	$ 2.03	$ 1.86

	December 31, 2015	December 31, 2014
Cash, cash equivalents and short-term investments	$ 220,352	$ 293,687
Total notes receivable	$ 364,905	$ 363,212
Total royalty rights - at fair value	$ 399,204	$ 259,244
Total assets	$ 1,016,178	$ 962,350
Total term loan payable	$ 24,966	$ -
Convertible notes payable	$ 232,835	$ 451,724
Total stockholders's equity	$ 695,952	$ 460,437

PDL BioPharma

DEBT



Current And Long-Term Debt

On November 20, 2015, PDL repurchased approximately $53.6 million in aggregate principal amount of its 4.00% Convertible Senior Notes Due February 1, 2018 for approximately $43.0 million in cash in open market transactions. The closing of the transaction occurred on November 30, 2015. Following the closing of the transaction, approximately $246.4 million of the convertible Notes remain outstanding.

Convertible Notes	Conversion Rate per $1,000 Principal Amount	Approximate Conversion Price Per Common Share	Conversion Price as Increased by Bond Hedge	Effective Date	Principal Balance Outstanding 12/31/15
February 2018 Notes 4.00%	109.1047	$9.17	$10.36	February 12, 2014	$246,400,000

Term Loan	Amount	Interest Rate	Term	Principal Balance Outstanding 12/31/15
March 2015 Note	$100,000,000	3 mo. Libor +1.75%	February 15, 2016	$25,000,000 [1]

[1] Principal balance paid off on February 12, 2016

PDL BioPharma

CONCLUSION





Investment Highlights

- Fifteen income generating deals to date deploying approximately $937 million in capital with potential for additional deals.
- Adverse equity and debt markets represent the most favorable environment for PDL as an alternative provider of capital since the inception of its financing activities.
- Revenues from Queen licensed products in 1Q16 with potential new product royalties from solanzumab if it is approved.
- Set quarterly dividend of $0.05/share for 1Q16 and will review dividend in second month of each quarter thereafter.
- Liquidity – volume averages ~2.3 million shares/day.

PDL BioPharma